Exhibit 10.79

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 16,

2023 (this “Amendment”), is made by and among CMTG Funding II LLC, a Delaware limited liability company (the “Borrower”), Claros Mortgage Trust, Inc., a Maryland corporation (the “Parent Guarantor”), each of the Lender party hereto, and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Parent Guarantor and the Subsidiary Guarantors from time to time party thereto, as Guarantors, the Lenders from time to time party thereto, and the Administrative Agent are parties to that certain Credit Agreement, dated as of June 29, 2022 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed, subject to the terms and conditions hereof, that the Credit Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. CREDIT AGREEMENT AMENDMENTS

1.1
Definition of Advance Rate. The definition of “Advance Rate” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Advance Rate means, on any date that the ratio of (a) EBITDA for the period of twelve (12) consecutive months ended on such date (if such date is the last day of a fiscal quarter) or the last day of the fiscal quarter most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (b) Total Interest Expense for such period is:

(i)
less than 1.50 to 1.00, (A) 65% for the 90 day period following the first day such Borrowing Base Asset is included in the computation of the Aggregate Borrowing Base Amount, (B) 55% during the next succeeding 45 day period, (C) 35% during the next succeeding 45 day period and (D) at all times thereafter, 0%; and
(ii)
equal to or greater than 1.50 to 1.00, (A) 75% for the 90 day period following the first day such Borrowing Base Asset is included in the computation of the Aggregate Borrowing Base Amount, (B) 65% during the next succeeding 45 day period,

(C) 45% during the next succeeding 45 day period and (D) at all times thereafter, 0%.

1.2
Definition of Eligible Loan Asset. Clause (d) of the definition of Eligible Loan Asset contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) The Loan Asset constitutes a Warehouse Asset, a Syndication Asset or a CLO

Asset;

1.3
Definition of Other Asset. The definition of “Other Asset” contained in Section

1.01 of the Credit Agreement is hereby deleted.

1.4
Definition of Unclassified Asset. The definition of “Unclassified Asset” contained in Section 1.01 of the Credit Agreement is hereby deleted.
1.5
Section 2.01. Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.01 Borrowings. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans denominated in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, that, if on such date the ratio of (a) EBITDA for the period of twelve (12) consecutive months ended on such date (if such date is the last day of a fiscal quarter) or the last day of the fiscal quarter most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (b) Total Interest Expense for such period is less than 1.50 to 1.00, the aggregate amount of Revolving Credit Loans that are advanced on any date shall not exceed the Liquidity on such date, in each case on a pro forma basis after giving effect to such advance; provided, further, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Maximum Available Amount at such time and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans, Daily SOFR Loans or Term SOFR Loans, as further provided herein.

1.6
Section 2.12(a)(iii)(A)(4). Section 2.12(a)(iii)(A)(4) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(4) [intentionally omitted];

1.7
Section 2.12(b)(i). Section 2.12(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i) If at any time any Loan Asset included in the calculation of the Aggregate Borrowing Base Amount no longer satisfies the Eligibility Criteria and the Eligibility Requirements

set forth in Section 2.12(a)(i) and (iii) through (v) (including (A) in the case of a Warehouse Asset, the failure of such Warehouse Asset to satisfy any of the criteria set forth in Section 2.12(a)(iii)(A)(1), (B) in the case of a Syndication Asset, the failure of such Syndication Asset to satisfy any of the criteria set forth in Section 2.12(a)(iii)(A)(2), (C) in the case of a CLO Asset, the failure of such CLO Asset to satisfy any of the criteria set forth in Section 2.12(a)(iii)(A)(3), (D) [intentionally omitted] and (E) the failure of an Acceptable Appraisal to be delivered to the Administrative Agent with respect to the Property securing such Loan Asset within the time period specified in the proviso to Section 2.12(a)(ii)(B)) (collectively, the “Required Criteria”), then such Loan Asset shall be automatically removed from the Aggregate Borrowing Base Amount. If, after giving effect to any such removal of a Loan Asset from the calculation of the Aggregate Borrowing Base Amount any mandatory prepayment of Revolving Credit Loans is required under Section 2.03(b), the Borrower shall make such mandatory prepayment in accordance with the terms of Section 2.03(b).

1.8
Section 2.13(e)(i)(y). Section 2.13(e)(i)(y) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (or, in the case of Sections 5.19 and 5.25, in all respects) on and as of such Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (1)) after giving effect to such qualification and (3) for purposes of this Section 2.13, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, (B) no Default shall have occurred and is then continuing and (C) the ratio of (1) EBITDA for the period of twelve (12) consecutive months ended on the Increase Effective Date (if such date is the last day of a fiscal quarter) or the last day of the fiscal quarter most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (2) Total Interest Expense for such period is equal to or greater than 1.50 to 1.0,

1.9
Section 2.13(e). Section 2.13 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

If requested by the Administrative Agent, the Borrower will provide reasonably detailed written calculations confirming that on the Increase Effective Date the ratio of (1) EBITDA for the period of twelve (12) consecutive months ended on the Increase Effective Date (if such date is the last day of a fiscal quarter) or the last day of the fiscal quarter most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (2) Total Interest Expense for such period is equal to or greater than 1.50 to 1.0.

1.10
Section 7.12(d). Section 7.12(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Minimum Interest Coverage Ratio. permit, as of any date, the ratio of (a) EBITDA for the period of twelve (12) consecutive months ended on such date (if such date is the last day of a fiscal quarter) or the last day of the fiscal quarter most recently ended prior to such date (if such date is not the last day of a fiscal quarter) to (ii) Total Interest Expense for such period to be less than 1.40 to 1.00.

1.11
Exhibit C. The reference to “1.50” in Section 4(D) of Schedule 1 of Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby replaced with “1.40”.

SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective on the date on which the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and Lenders constituting Required Lenders.

SECTION 3. REPRESENTATIONS AND WARRANTIES. On and as of the date first above written, each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) it is in compliance with all the terms and provisions set forth in the Credit Agreement on its part to be observed or performed, (b) no Default or Event of Default under the Credit Agreement has occurred and is continuing, and (c) the representations and warranties contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).

SECTION 4. ACKNOWLEDGMENTS OF GUARANTOR. The Parent Guarantor

hereby acknowledges the execution and delivery of this Amendment by the parties hereto and agrees that it continues to be bound by the Guaranty, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein and therein.

SECTION 5. LIMITED EFFECT. Except as expressly amended and modified by this Amendment, the Credit Agreement and each of the other Loan Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof, (a) all references in the Credit Agreement to the “Loan Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Credit Agreement” in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended hereby.

SECTION 6. COUNTERPARTS. Section 11.17 of the Credit Agreement is incorporated herein by reference, mutatis mutandis, and the parties hereto agree to those terms.

SECTION 7. COSTS AND EXPENSES. The Borrower acknowledges and agrees that its payment obligations set forth in Section 11.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing).

SECTION 8. MISCELLANEOUS. This Amendment is a Loan Document. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 9. SUCCESSORS AND ASSIGNS. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10. GOVERNING LAW, ET. AL. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO

CONFLICTS OF LAW PRINCIPLES). The provisions of clauses (b), (c) and (d) of Section

11.14 and Section 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to those terms.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER:

CMTG FUNDING II LLC

By:

Title: Authorized Signatory

PARENT GUARANTOR:

CLAROS MORTGAGE TRUST, INC.

By: --------

Title: Executive Vice President - Portfolio and Asset Management

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name: MelissaMllis Title: Vice President

LENDERS:

BA

By: K OF AMERICA, N.A., as a Lender

Title: Vice President

BARCLAYS BANK PLC, as a Lender

By:

Name: Craig Malloy

Title: Director

[Signature Page to First Amendment to CMTG/BofA Credit Agreement]